EXHIBIT 5.1

November 3, 2010
To:
SodaStream International Ltd.
Gilboa Street, Airport City
Ben Gurion Airport 70100
Israel

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of SodaStream International Ltd. (the “Company”), relating to an aggregate of 2,195,838 ordinary shares, par value NIS 0.645 per share of the Company, issuable pursuant to the Company’s 2007 Employee Share Option Plan and 2010 Employee Share Option Plan (the “Plans).
This opinion letter is rendered pursuant to Item 8(a) of Form S-8 and Item 601(b)(5) of the SEC’s Regulation S-K prescribed under the United States Securities Act of 1933, as amended (the “Act”).
In connection herewith, we have examined the originals, or photostatic or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form S-8 (File No. 333-_____) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and to which this opinion is attached as an exhibit; (ii) copies of the articles of association of the Company, as currently in effect; (iii) a draft of the amended and restated articles of association of the Company to become effective concurrently with consummation of the initial public offering of the Company’s ordinary shares (the “Restated Articles”); (iv) resolutions of the board of directors (the “Board”) and the shareholders of the Company which adopt the Restated Articles and relate to the Registration Statement (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made inquires of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Pinhas Rubin
Moriel Matalon
Ariel Zelichov
Zvi Ephrat
Jack Smith
Daphna Talgam
Eyal Marom
Gur Y. Savir
Ofer Tzur
Itay Geffen
Eyal Raz
Erez Harel
Chaim Y. Friedland*
Lior Porat
Yaron Elhawi
Sharon Werker-Sagy
Editte Galli Heyne
Elite Elkon May-Tal
Eli Elya
Shlomo Cohen
Daniel Paserman****
Gil Grady****
Benjamin J. Waltuch**
Noam Ronen
Eli Cohen
Ayeleth Inav-Ripstein
Dr. Yael Aridor Bar-Ilan
Yoram Arad
Maya Sabari (Sadeh)
Ari Fried***
Adi Ben-Hur Efroni
Orly Tenennbaum
Hezi Kattan
Timor Belan
Meir Levin
Rani Haj-Yachya
Idan Baki
Aviram Handel
Eldad Tsabari
Yair Shiloni
Shiri Shani
Inbal Aviad
Hagar Alon
Inbal Zackai-Horev
Kfir Yadgar
Ilan D. Jonas
Michael Ayalon
Guy Sturm
Guy Ne'eman
Omer Poraz
Sagit Ohana-Livne
Mirit Ber-Hoffman****
Assaf Shlush
Adi Osovski
Nurit Traurik
Lior Relevy
Tamar Cohen
Eyal Nirenberg
Harel Shaham
Itai Itzkovich
Tuvia Grossman
Hezy Z. Shalev
Jonathan Matalon
Dafna Michalevich-Bacharach
Adi Nahmias-Twina
Idan Netser
Yisrael Spero
Tal Karni
Etai Mashiah
Inbal Ravid-Badner
Daniel Hoffnung
Yonatan Puterman
Guy Keren
Anat Burger
Ofer Fleischer
Yoav Friedman
Ronit Rozenstein-Barel
Miki Roitman
Maya Hoftman
Asaf Avtuvi
Ori Yitzhak
Itzchak Lazar
Yiftach Farber
Gidon Even-Or
Moran Erez
Ehud Katzenelson
Ido Naftali
Assaf Prussak
Adam Chakir
Yoav Kremer
Yehonatan Raff

* Member of the Bar of the State of New York
** Member of the Bar of the States
 of New York and New Jersey
*** Member of the Bar of the States
 of New York and Massachusetts
**** Certified Public Accountant
______________________________

Zvi Sohar, Of-Counsel
Dr. Dalia Even-Lahav, Of-Counsel
______________________________
Eric J. Gornitzky
(1921 – 1997)
Boaz Nahir
(1930 – 2006)
Dalia Ronen
(1956 – 2000)
______________________________
ESTABLISHED - 1938

Zion Building 45 Rothschild Blvd., Tel-Aviv Israel 65784 I P.O.B 29141 Phone: 972-3-7109191 Fax: 972-3-5606555 office@gornitzky.co.il	Aba Even Blvd. 1 Herzlia Pituach 46120 Israel Phone:972-9-9589594 Fax: 972-9-9589596 herzlia@gornitzky.co.il
www.gornitzky.com

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that the shares being registered pursuant to the Registration Statement, have been duly authorized for issuance, and, when issued and paid for in accordance with the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.  This opinion letter is effective only as of its date, and we disclaim any obligation to advise of any subsequent change of law or fact.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Gornitzky & Co.